
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Consolidated
Balance Sheet and Consolidated Statement of Operations found on pages 22 and 23 of the Company's Form 10-K for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           4,656
<SECURITIES>                                         0
<RECEIVABLES>                                    4,207
<ALLOWANCES>                                         0
<INVENTORY>                                        469
<CURRENT-ASSETS>                                10,405
<PP&E>                                           6,055
<DEPRECIATION>                                 (4,410)
<TOTAL-ASSETS>                                  19,002
<CURRENT-LIABILITIES>                            9,466
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      3,306
<COMMON>                                        54,085
<OTHER-SE>                                    (49,275)
<TOTAL-LIABILITY-AND-EQUITY>                    19,002
<SALES>                                         12,731
<TOTAL-REVENUES>                                12,731
<CGS>                                            5,791
<TOTAL-COSTS>                                    5,791
<OTHER-EXPENSES>                                13,661<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  95
<INCOME-PRETAX>                               (11,830)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (11,830)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (11,830)
<EPS-PRIMARY>                                    (.84)
<EPS-DILUTED>                                    (.84)

<F1>Amount includes $10,595 charge for purchased R & D related to the Company's acquisition of Trimco and a $1,664 charge related to the writedown of certain software costs to net realizable value. See Note 2 of the Consolidated financial stmts.

